Exhibit 4.4

EXECUTION COPY

AMERISOURCEBERGEN CORPORATION

$400,000,000 5 5/8% Senior Notes due 2012

$500,000,000 5 7/8% Senior Notes due 2015

PURCHASE AGREEMENT

September 8, 2005

Lehman Brothers Inc.

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Scotia Capital (USA) Inc.

Wachovia Securities, Inc.

Wells Fargo Securities, LLC

c/o Lehman Brothers Inc.

745 Seventh Avenue, 19th Floor

New York, New York 10019

Ladies and Gentlemen:

AmerisourceBergen Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule 1 hereto (the “Initial Purchasers”) $400,000,000 in aggregate principal amount of its 5 5/8% Senior Notes due 2012 (the “2012 Notes”) and $500,000,000 in aggregate principal amount of its 5 7/8% Senior Notes due 2015 (the “2015 Notes” and, together with the 2012 Notes, the “Notes”) guaranteed (the “Guarantees”) by certain of the Company’s direct and indirect U.S. subsidiaries named in Schedule 2 hereto (collectively, the “Guarantors”), pursuant to the terms of an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), between the Company, the Guarantors and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”).

The Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 7, 2005 (as amended or supplemented and including any and all information incorporated by reference therein, the “Preliminary Offering Memorandum”), and will prepare a final offering memorandum, to be dated September 9, 2005 (as amended or supplemented and including any and all information incorporated by reference therein, the “Offering Memorandum”), relating to the Company, the Guarantors, the Notes and the Guarantees. Unless stated to the contrary, any references herein to “amend,” “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to include any information filed under the Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference therein.

Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution therefor) shall bear substantially the following legend:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;

PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

You have advised the Company that you will make offers and sales (the “Exempt Resales”) of the Notes purchased hereunder on the terms set forth in the Offering Memorandum solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”) and (ii) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Regulation S under the Securities Act (“Regulation S”) (such persons specified in clauses (i) and (ii) being referred to herein as the “Eligible Purchasers”). As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S. You will offer the Notes to Eligible Purchasers initially at a price equal to 99.5% of the principal amount thereof. Thereafter, the offering price may be changed at any time without notice.

The net proceeds from the sale of the Notes will be used to purchase the Company’s 8.125% Senior Notes due 2008 and its 7.25% Senior Notes due 2012 (collectively, the “Existing Notes”) prior to maturity pursuant to a cash tender offer, and, to the extent that all of the Existing Notes are not tendered in the tender offer, any remaining net proceeds from the sale of the Notes will be used to repay such Existing Notes at maturity or, at the discretion of the Company, to redeem such Existing Notes under the terms of the indentures governing the Existing Notes; furthermore, any remaining net proceeds will be used for general corporate purposes, all as provided in the “Use of Proceeds” section of the Offering Memorandum. The offering of the Notes and the application of the proceeds of the offering of the Notes as provided in the “Use of Proceeds” section of the Offering Memorandum are collectively referred to herein as the “Transactions.”

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, between the Company, the Guarantors and the Initial Purchasers, in the form of Exhibit A hereto, for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”)

relating to the Company’s 5 5/8% Senior Notes due 2012 with substantially identical to the 2012 Notes and its 5 7/8% Senior Notes due 2015 with substantially identical terms to the 2015 Notes (in each case except for transfer restrictions) (collectively, the “Exchange Notes”) to be offered in exchange for the Notes (such offer to exchange being referred to as the “Registered Exchange Offer”) and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Notes, and to use their commercially reasonable efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Exchange Notes, the Guarantees, the Exchange Note Guarantees (as defined below), the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the “Operative Documents.” This is to confirm the agreements concerning the purchase of the Notes from the Company by the Initial Purchasers.

SECTION 1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represents, warrants and agrees that:

(a) The Preliminary Offering Memorandum and the Offering Memorandum have been or will be prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company and each Guarantor, is contemplated.

(b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein, as specifically identified in Section 8(e) hereof. The portions of the Company’s public filings incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum (the “Exchange Act Reports”) do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Exchange Act Report, when it was filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) The Company and the Guarantors and each of their respective subsidiaries (as defined in Section 15) have been duly organized, are validly existing and are in good standing under the laws of their respective jurisdictions of organization and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify as would not reasonably be expected to result in a Material Adverse Effect (as defined in Section 1(o) hereof)). The Company, the Guarantors and each of their respective subsidiaries have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(d) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party.

(e) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors.

(f) The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors and, when duly executed and delivered by the proper officers of the Company and the Guarantors (assuming due and valid authorization, execution and delivery by the Initial Purchasers), will constitute a legal, valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(g) The Indenture has been duly and validly authorized by the Company and the Guarantors and, when duly executed and delivered by the proper officers of the Company and the Guarantors (assuming due and valid authorization, execution and delivery by the Trustee), will constitute a legal, valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or public policy relating thereto. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture conforms to the requirements of the Trust Indenture Act and the rules and regulations thereunder applicable to an indenture that is qualified thereunder.

(h) The Notes have been duly and validly authorized by the Company and, when duly executed by the proper officers of the Company in accordance with the terms of the Indenture (assuming due authentication of the Notes by the Trustee in accordance with the terms of the Indenture) and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(i) The Guarantees have been duly and validly authorized by the Guarantors and, when duly executed, delivered and endorsed on the Notes by the proper officers of the Guarantors in accordance with the terms of the Indenture (assuming due authentication of the Notes by the Trustee in accordance with the terms of the Indenture) and when the Notes are delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute the legal, valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(j) The Exchange Notes have been duly and validly authorized by the Company and, if and when duly executed by the proper officers of the Company in accordance with the terms of the Indenture (assuming due authentication of the Exchange Notes by the Trustee in accordance with the terms of the Indenture) and delivered in accordance with the terms of the Registered Exchange Offer contemplated by the Registration Rights Agreement, will have been validly issued and delivered and will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(k) The guarantees of the Exchange Notes (the “Exchange Note Guarantees”) have been duly and validly authorized by the Guarantors and, if and when duly endorsed on the Exchange Notes by the proper officers of the Guarantors in accordance with the terms of the Indenture (assuming due authentication of the Exchange Notes by the Trustee in accordance with the terms of the Indenture) and if and when the Exchange Notes are delivered in accordance with the terms of the Registered Exchange

Offer contemplated by the Registration Rights Agreement, will have been validly issued and delivered and will constitute the legal, valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(l) The Indenture, the Notes, the Guarantees, the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(m) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantors and the consummation of the Transactions (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, license or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company, the Guarantors or any of their respective subsidiaries or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), for such conflicts, breaches or violations which would not reasonably be expected to result in a Material Adverse Effect (as defined in Section 1(o) hereof); and except as may be required in connection with (1) the registration of the Notes, the Exchange Notes, the Guarantees and the Exchange Note Guarantees under the Securities Act in accordance with the Registration Rights Agreement, (2) the qualification of the Indenture under the Trust Indenture Act, (3) compliance with the securities or Blue Sky laws of various jurisdictions and (4) such consents, approvals, authorizations, orders, filings or registrations which if not obtained would not reasonably be expected to result in a Material Adverse Effect (as defined in Section 1(o)), no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents by the Company and the Guarantors and the consummation of the Transactions.

(n) The consolidated financial statements (including the related notes and supporting schedules) included in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, as of the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as noted therein).

(o) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and to the Company’s and each Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(p) Except as set forth in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right other than rights that have been waived or satisfied to require the Company or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor owned or to be owned by such person (other than the Registration Rights Agreement) or to require the Company or any Guarantor to include such securities in the securities to be registered pursuant to any Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Company or any Guarantor under the Securities Act.

(q) Except as set forth in the Offering Memorandum, since the date of the Preliminary Offering Memorandum, none of the Company, the Guarantors or any of their respective subsidiaries has (i) incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company or any of its subsidiaries, taken as a whole, (ii) declared or paid any dividend or distribution of any kind on any class of its capital stock, (iii) issued any securities (other than the Notes and the Guarantees offered thereby or pursuant to an issuance by the Company of options to purchase its capital stock); and there has not occurred (x) any material change in stockholders’ equity or material increase in short-term or long-term debt of the Company, the Guarantors or any of their respective subsidiaries or (y) to the knowledge of the Company and each Guarantor, any development or event involving a Material Adverse Effect.

(r) The Company is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act. All reports filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act comply as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and when filed did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(s) Each of the Company and the Guarantors (i) makes and keeps books and records which are accurate in all material respects and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization, and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) (i) Each of the Company and the Guarantors has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and the Guarantors in the reports they file or submit under the Exchange Act is accumulated and communicated to the Company’s and the Guarantors’ management, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(u) Based solely on the evaluation of its disclosure controls and procedures by the Company’s disclosure committee pursuant to its regular procedures, the Company and the Guarantors are not aware of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s and the Guarantors’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any material fraud that involves management or other employees who have a significant role in the Company’s and the Guarantors’ internal controls.

(v) Except as specified in Exchange Act Reports, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(w) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report is included in the Offering Memorandum and who have delivered the initial letter referred to in Section 7(j) hereof, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

(x) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.

(y) Each of the Company and its subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum, except as disclosed in or specifically contemplated by the Offering Memorandum; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof of results in any other impairment of the rights of the holder of any such Permits, except as disclosed in, or specifically contemplated by, the Offering Memorandum; and, except as disclosed in, or specifically contemplated by, the Offering Memorandum, none of the Permits contains any restriction that is burdensome (other than such burdens as are common or customary to such Permits) to the Company or any of its subsidiaries; in each case except for such failures to hold or fulfill and perform obligations under Permits, or restrictions contained in Permits, that would not reasonably be expected to result in a Material Adverse Effect.

(z) The Company, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company believes is appropriate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(aa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except for restrictions imposed on Receivables Subsidiaries (as defined in the Offering Memorandum under the caption “Description of the Notes”) under Qualified Receivables Transactions (as defined in the Offering Memorandum under the caption “Description of the Notes”).

(bb) The Company, the Guarantors and each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except for such items that, if not available for use in the business of the Company, the Guarantors or their respective subsidiaries, would not reasonable be expected to have a Material Adverse Effect, and have not received any notice of any claim of conflict with, any such rights of others, and the Company and the Guarantors are not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing which, if determined adversely to the Company or any of its subsidiaries, would reasonable be expected to have a Material Adverse Effect.

(cc) No relationship, direct or indirect, exists between or among the Company, any Guarantor or any other subsidiary of the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, any Guarantor or any other subsidiary of the Company, on the other hand, that would be required to be described in a prospectus included in a registration statement pursuant to Item 404 of Regulation S-K under the Securities Act that has not been described in the Offering Memorandum.

(dd) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each Guarantor, is imminent that could be expected to have a Material Adverse Effect.

(ee) Each of the Company, the Guarantors and their respective subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and those published interpretations thereunder having the force of law (“ERISA”), except such failures to comply as would not reasonably be expected to result in a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Guarantors or their respective subsidiaries would have any liability, except such events as would not reasonably be expected to result in a Material Adverse Effect; the Company, the Guarantors and their respective subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder having the force of law (the “Code”) or Section 4201 of ERISA, except such liabilities that would not reasonably be expected to result in a Material Adverse Effect; each “pension plan” for which the Company, the Guarantors or their respective subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except such losses as would not reasonable be expected to result in a Material Adverse Effect; and the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business), except such liabilities as would not reasonably be expected to result in a Material Adverse Effect.

(ff) The Company, the Guarantors and their respective subsidiaries have filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof and paid all taxes shown to be due thereon, and no material tax deficiency has been determined adversely to the Company, the Guarantors or any of their respective subsidiaries, nor does the Company or any Guarantor have any knowledge of any tax deficiency that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, might have a Material Adverse Effect, except as contested in good faith.

(gg) Neither the Company, the Guarantors nor any of their respective subsidiaries (i) is in violation of its certificate of incorporation or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii) for such defaults or violations that would not reasonably be expected to have a Material Adverse Effect.

(hh) Neither the Company, the Guarantors nor any of their respective subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except for such actions that would not reasonably be expected to result in a Material Adverse Effect or (ii) to the knowledge of the Company, made any bribe, rebate, payoff, influence payment, kickback or other payment in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(ii) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(jj) The Company, the Guarantors and each of their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors and their respective subsidiaries; and all assets held under lease by the Company, the Guarantors and their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such assets by the Company, the Guarantors and their respective subsidiaries.

(kk) None of the Company, the Guarantors or any of their respective subsidiaries is, or, as of the Closing Date after giving effect to the Transactions and the application of the proceeds as described in the Offering Memorandum under the caption “Use of Proceeds,” will be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of such terms under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll) None of the Company, the Guarantors, any of their respective subsidiaries or any other affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Company has directly or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes and the Guarantees in a manner that would require the registration of the Notes and the Guarantees under the Securities Act, (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes and the Guarantees or (iii) offered, sold or issued any securities, or securities that are convertible into other securities, with terms that are substantially similar to the Notes and the Guarantees during the six-month period preceding the date of the Offering Memorandum.

(mm) Each of the Preliminary Offering Memorandum and the Offering Memorandum and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

(nn) Neither the Company nor any Guarantor has distributed and, prior to the later to occur of the Closing Date and the completion of the distribution of the Notes and the Guarantees, will distribute any written offering material in connection with the offering and sale of the Notes and the Guarantees other than the Preliminary Offering Memorandum and the Offering Memorandum.

(oo) When issued and delivered pursuant to this Agreement, the Notes and the Guarantees will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

(pp) Assuming that (i) your representations and warranties in Section 2 of this Agreement are true and (ii) you comply with the covenants set forth herein, it is not necessary in connection with the purchase of the Notes and the Guarantees and the offer and initial resale of the Notes and the Guarantees by you in the manner contemplated by this Agreement and the Offering Memorandum, to register the Notes and the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(qq) None of the Company, the Guarantors or any of their affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and the Company, the Guarantors and their affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h). The sales of the Notes pursuant to Regulation S are not part of a plan or scheme to evade the registration provisions of the Securities Act.

(rr) The Notes sold by the Company in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

(ss) None of the Company, the Guarantors or any of their respective subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes and the Guarantees to facilitate the sale or resale of the Notes and the Guarantees.

(tt) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned as of the date hereof to the Company or any of its securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of the Company.

(uu) The Company has not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Notes and the Guarantees to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

Each of the Company and the Guarantors understands that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and warranties and hereby consents to such reliance.

SECTION 2. Representations, Warranties and Agreements of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Company and the Guarantors, that:

(a) Such Initial Purchaser (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes and the Guarantees; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes and the Guarantees only from, and will offer to sell the Notes and the Guarantees only to, Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Notes and the Guarantees, nor has it offered or sold the Notes and the Guarantees by, or otherwise engaged in, any form of general solicitation in connection with the offering of the Notes and the Guarantees.

(b) The Notes and the Guarantees may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(c) Such Initial Purchaser represents that it has not offered, sold or delivered the Notes and the Guarantees, and will not offer, sell or deliver the Notes and the Guarantees (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Guarantees and the Closing Date (such period, the “Distribution Compliance Period”) within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act. Accordingly, such Initial Purchaser represents and agrees that neither it, its affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) under the Securities Act with respect to the Notes and the Guarantees, and its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

(d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes and Guarantees (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes and Guarantees from it during the Distribution Compliance Period a confirmation or notice (which confirmation or notice may be contained in the Offering Memorandum) substantially to the following effect:

“The Notes covered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act, and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice substantially to the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

(e) Such Initial Purchaser (i) has not offered or sold, and, prior to six months after the date of the issue of the Notes, will not offer or sell, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) has only communicated or caused to be communicated and will only communicate and cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA would not apply to the Company.

Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to you will rely upon the accuracy and truth of the foregoing representations and warranties and hereby consents to such reliance.

The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

SECTION 3. Purchase of the Notes and the Guarantees by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company and the Guarantors agree to issue and sell the Notes and the Guarantees to the several Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase the amount of Notes set opposite that Initial Purchaser’s name in Schedule 1 hereto at a purchase price equal to 98.0% of the principal amount thereof (the “Purchase Price”).

The Company and the Guarantors shall not be obligated to deliver any of the Notes or the Guarantees to be delivered on the Closing Date, except upon payment for all the Notes and the Guarantees to be purchased on the Closing Date as provided herein.

SECTION 4. Delivery of and Payment for the Notes and the Guarantees.

(a) Delivery of and payment for the Notes and the Guarantees shall be made at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 9:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers and the Company. This date and time are sometimes referred to as the “Closing Date.” The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

(b) On the Closing Date, one or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate principal amount corresponding to the aggregate principal amount of Notes sold pursuant to Eligible Resales (collectively, the “Global Notes”), shall be delivered by the Company to the Initial Purchasers, or the Trustee as custodian for DTC (and will cause DTC to credit the Notes to the accounts of the Initial Purchasers at DTC), against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you no later than two business days prior to the Closing Date. The Global Notes in definitive form shall be made available to the Initial Purchasers for inspection not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

SECTION 5. Further Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with the Initial Purchasers:

(a) To advise you promptly and, if requested by you, to confirm such advice in writing, of the issuance by the Commission or any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes and the Guarantees for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority. The Company shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or Blue Sky laws, the Company shall use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To furnish to you without charge as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company and the Guarantors consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

(c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in (d) below, other than by filing documents under the Exchange Act that are incorporated by reference therein, unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than three days after being furnished a copy of such amendment or supplement; provided, however, that prior to the completion of the distribution of the Notes by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Offering Memorandum unless, prior to such proposed filing, the Company has furnished the Initial Purchasers with a copy of such document for their review and the Initial Purchasers have not reasonably objected to the filing of such document within a reasonable time. The Company shall promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales. The Company shall promptly advise you when any document filed under the Exchange Act that is incorporated by reference in the Offering Memorandum shall have been filed with the Commission.

(d) If, at any time prior to the completion of the distribution of the Notes pursuant to Exempt Resales after the date of this Agreement and prior to the consummation of the Registered Exchange Offer, any event shall occur or information becomes known that, in the judgment of the Company or in the reasonable opinion of counsel to you (which opinion may be expressed orally), makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that, at the time that the Offering Memorandum, is delivered to prospective Eligible Purchasers, (i) the statements in the Offering Memorandum, as amended or supplemented, in the light of the circumstances under which they were made, will not be misleading and (ii) the Offering Memorandum will comply with applicable law.

(e) Promptly from time to time to take such action as you may reasonably request to qualify the Notes and the Guarantees for offering and sale under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Guarantees (provided, however, that the Company and the Guarantors shall not be obligated to qualify to do business in any jurisdiction in which they are not now so qualified or to take any action that would subject them to service of process in any jurisdiction in which they are not now so subject or subject to taxation, other than suits arising out of the offering or sale of the Notes and the Guarantees).

(f) To use all best efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes and the Guarantees.

(g) Except as contemplated in the Registration Rights Agreement, not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes and the Guarantees in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Notes and the Guarantees.

(h) During the period of two years after the Closing Date, not to, and to not permit any of their affiliates to, resell any of the Notes that constitute “restricted securities” under Rule 144 under the Securities Act that have been acquired by any of them.

(i) Not to, and to not permit any of its affiliates or any person acting on its or their behalf to, engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes and the Guarantees.

(j) Not to, and to not permit any of its affiliates or any person acting on its or their behalf to, engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and to, and require its affiliates or any person acting on its or their behalf to, comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes and the Guarantees outside of the United States.

(k) Not to, and to not permit any of their respective subsidiaries or affiliates to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes and the Guarantees to facilitate the sale or resale of the Notes and the Guarantees.

(l) For so long as any Notes remain outstanding and during any period in which the Company or the Guarantors are not subject to Section 13 or 15(d) of the Exchange Act, to make available to any registered holder or beneficial owner of the Notes in connection with any sale thereof pursuant to Rule 144A and any prospective purchaser of the Notes from such registered holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act.

(m) To use all commercially reasonable efforts to cause the Notes to be eligible for trading in The PORTALSM Market (“PORTAL”), a subsidiary of The Nasdaq Stock Market, Inc., and to permit the Notes to be eligible for clearance and settlement through DTC.

(n) To apply the net proceeds from the sale of the Notes substantially as set forth in the Offering Memorandum under the section entitled “Use of Proceeds.”

(o) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary of the Company shall become an “investment company” or a company “controlled” by an “investment company,” within the meaning of such terms under the Investment Company Act.

(p) For a period of 180 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company, the Guarantors or any of their respective subsidiaries in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except (i) for the Exchange Notes and the Exchange Note Guarantees in connection with the Exchange Offer, (ii) for promissory notes issued to lenders pursuant to the Credit Agreement (as defined in the Offering Memorandum under the caption “Description of the Notes”) as amended, extended or modified, or replaced with another bank credit facility, (iii) obligations of a Receivables Subsidiary (as defined in the Offering Memorandum under the caption “Description of the Notes”) under a Qualified Receivables Transaction (as defined in the Offering Memorandum under the caption “Description of the Notes”), (iv) promissory notes issued to lenders under bank credit facilities entered into outside the United States in an aggregate principal amount not to exceed $300.0 million (whether U.S. dollar denominated or not) or (v) with the prior consent of Lehman Brothers, which consent shall not be unreasonably withheld. For the avoidance of doubt, reimbursement obligations in respect of letters of credit shall not be deemed to constitute debt securities.

(q) For a period of five years following the Closing Date, at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, to furnish or make available to you annual copies of all materials furnished by the Company to its stockholders and holders of Notes and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Company’s common stock or the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

SECTION 6. Expenses. The Company and the Guarantors, jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (including fees and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable expenses incurred in connection with the preparation, printing and delivery of any Blue Sky Memoranda), (iii) the issuance and delivery by the Company and the Guarantors of the Notes and the Guarantees and any taxes payable in connection therewith, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and expenses of your counsel relating to such registration or qualification), (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company’s counsel and accountants and the Trustee, (viii) the expenses and listing fees in connection with the application for quotation of the Notes in PORTAL, (ix) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (x) the fees charged by any rating agency and other related expenses, if any, (xi) the fees and expenses (including fees and expenses of counsel) in connection with approval of the Notes by DTC for “book-entry” transfer and (xii) the performance by the Company and the Guarantors of their other obligations under this Agreement.

SECTION 7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions.

(a) The Offering Memorandum shall have been printed and copies distributed to you not later than 4:00 P.M., New York City time, on September 9, 2005, or at such later date and time as you may approve in writing, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued, and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(b) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of circumstances under which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Transaction Documents, the Offering Memorandum and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Dechert LLP shall have furnished to the Initial Purchasers its written opinion and letter, as counsel to the Company and the Guarantors, in each case addressed to the Initial Purchasers and dated the Closing Date, substantially in the form attached hereto as Exhibit B-1 and Exhibit B-2, respectively. The Initial Purchasers shall have been furnished such written opinions of local counsel reasonably requested by the Initial Purchasers.

(e) John G. Chou, shall furnish to the Initial Purchasers his written opinion, as Vice President, Deputy General Counsel and Secretary of the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(f) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes and the Guarantees, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Each of the Company, the Guarantors and the Trustee shall have entered into the Indenture, and the Initial Purchasers shall have received an original executed copy thereof.

(h) Each of the Company and the Guarantors shall have entered into the Registration Rights Agreement, and the Initial Purchasers shall have received an original executed copy thereof.

(i) The Notes shall have been designated for trading in PORTAL and shall be eligible for clearance and settlement through DTC.

(j) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to initial purchasers.

(k) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Initial Purchasers shall have received a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of

Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(l) The Initial Purchasers shall have received (i) a certificate from the Company, dated as of the Closing Date, signed by a Vice President, and (ii) a certificate from each Guarantor, dated as of the Closing Date, signed by a Vice President, stating that (in the case of (A), (B) and (D), to their knowledge):

(A) The representations and warranties of the Company and the Guarantors contained herein are true and correct as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(B) As of the Closing Date, since the date hereof or since the date of the most recent financial statements in the Offering Memorandum, except as described in the Offering Memorandum, no event or events have occurred, nor has any information become known that, individually or in the aggregate, would have a material adverse effect on the consolidated financial position, results of operations or business of the Company and its subsidiaries taken as a whole;

(C) They have carefully examined the Preliminary Offering Memorandum and the Offering Memorandum, and, in their opinion, the Preliminary Offering Memorandum and the Offering Memorandum, as of their respective dates, did not, and the Offering Memorandum, as of the Closing Date, does not, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to Offering Memorandum; and

(D) The issuance and sale of the Notes and Guarantees by the Company and the Guarantors hereunder have not been enjoined (temporarily or permanently) by any court or governmental body or agency.

(m) (i) None of the Company, the Guarantors or any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since such date there shall not have been any change in the stockholders’ equity or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the consolidated financial position, results of operations or business of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Lehman Brothers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

(n) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act, and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(o) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended, minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or the settlement, payment or clearance of such trading shall have been materially disrupted, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) there shall have occurred any attack on, outbreak or escalation of hostilities involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of Lehman Brothers, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Notes and the Guarantees, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of Lehman Brothers, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes and the Guarantees being delivered on the Closing Date or that, in the judgment of Lehman Brothers, would materially and adversely affect the financial markets or the markets for the Notes and the Guarantees and other debt securities.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

SECTION 8. Indemnification and Contribution.

(a) The Company and the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes and the Guarantees), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto or (B) any Blue Sky application or other document prepared or executed by the Company or any of the Guarantors (or based upon any written information furnished by the Company or any of the Guarantors) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser or such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, provided, however that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for inclusion therein, as specifically identified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company and the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, the Guarantors, each of their directors, officers and employees, and each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, the Guarantors and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Guarantors or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, the Guarantors or any such director, officer or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Lehman Brothers shall have the right to employ counsel to represent jointly Lehman Brothers and those other Initial Purchaser and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company and the Guarantors under this Section 8 if, in the reasonable judgment of Lehman Brothers, it is advisable for Lehman Brothers and those Initial Purchasers, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes and the Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes and the Guarantees purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes and the Guarantees purchased under this Agreement, on the other, bear to the total gross proceeds from the offering of the Notes and the Guarantees under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to Eligible Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective Purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the names of the Initial Purchasers on the cover page of the Offering Memorandum and under the caption “Plan of Distribution,” and the first sentence of the sixth paragraph, the seventh paragraph and the first and second sentences of the tenth paragraph under the section entitled “Plan of Distribution” in the Offering Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

SECTION 9. Defaulting Initial Purchasers.

(a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on such Closing Date in the respective proportions which the amount of the Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total amount of Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on such Closing Date if the total amount of the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on such Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on such Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to Lehman Brothers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Notes to be purchased on such Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to Lehman Brothers do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Initial Purchaser agreed but failed to purchase.

(b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company and the Guarantors for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either Lehman Brothers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

SECTION 10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(m), 7(n) and 7(o) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

SECTION 11. Reimbursement of Initial Purchasers’ Expenses. If the Company and the Guarantors shall fail to deliver the Notes and the Guarantees to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company and the Guarantors to perform any agreement on their part to be performed, or because any other condition of the Initial Purchasers’ obligations hereunder required to be fulfilled by the Company and the Guarantors is not fulfilled, the Company and the Guarantors will reimburse the Initial Purchasers (other than any Initial Purchaser that defaults in the performance of its obligations under this Agreement) for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes and the Guarantees, and upon demand the Company and the Guarantors shall pay the full amount thereof to Lehman Brothers.

SECTION 12. Research Independence. The Company and the Guarantors acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Transactions that differ from the views of its investment bankers. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantors may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Initial Purchasers’ investment banking divisions. The Company and the Guarantors acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the Transactions contemplated herein.

SECTION 13. No fiduciary duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company, the Guarantors and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to either the Company or the Guarantors, including, without limitation, with respect to the determination of the pricing of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company or the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantors. The Company and the Guarantors hereby waive any claims that the Company or the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Transactions.

SECTION 14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to the care of Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Syndicate Department (Fax: (646) 497-4815), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Todd R. Chandler, Esq. (Fax: (212) 310-8007) and, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022 (Fax: (212) 526-2648);

(b) if to the Company and the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 1300 Morris Drive, Suite 100, Chesterbrook, PA 19087, Attention: Treasurer (Fax: (610) 727-3639), with a copy to Dechert LLP, 1717 Arch Street, Suite 400, Philadelphia, PA 19103, Attention: Craig Godshall, Esq. (Fax: 215-994-2222);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers. Notice shall be deemed given two business days after being deposited in the mail, if mailed, on the next business day if delivered via overnight air courier guaranteeing overnight delivery and when faxed with confirmation of transmission having being received.

SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective personal representatives and successors. Except as permitted by Section 2 this Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of the Initial Purchasers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors, officers and any person controlling the Company and the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and the Guarantees and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 17. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the City of New York are generally authorized or obligated by law or executive order to close, and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

SECTION 18. Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 20. Counterparts. This Agreement may be executed in multiple counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

AMERISOURCEBERGEN CORPORATION

By:
Name:
Title:

AMBULATORY PHARMACEUTICAL SERVICES, INC.
AMERISOURCEBERGEN DRUG CORPORATION
AMERISOURCEBERGEN HOLDING CORPORATION
AMERISOURCEBERGEN SERVICES CORPORATION
AMERISOURCE HEALTH SERVICES CORPORATION
ANDERSON PACKAGING, INC.
APS ENTERPRISES HOLDING COMPANY
ASD SPECIALTY HEALTHCARE, INC.
AUTOMED TECHNOLOGIES, INC.
BROWNSTONE PHARMACY, INC.
CAPSTONE PHARMACY OF DELAWARE, INC.
CLINICARE CONCEPTS, INC.
COMPUSCRIPT, INC.
COMPUTRAN SYSTEMS, INC.
DUNNINGTON RX SERVICES OF RHODE ISLAND, INC.
EXPRESS PHARMACY SERVICES, INC.
FAMILY CENTER PHARMACY, INC.
GOOT NURSING HOME PHARMACY, INC.
HEALTH SERVICES CAPITAL CORPORATION
IHS ACQUISITION XXX, INC.
IMEDEX, INC.
INSTA-CARE PHARMACY SERVICES CORPORATION
INTEGRATED COMMERCIALIZATION SOLUTIONS, INC.

SIGNATURE PAGE TO PURCHASE AGREEMENT

INTERNATIONAL PHYSICIAN NETWORKS, L.L.C.
MEDICAL INITIATIVES, INC.
PHARM PLUS ACQUISITION, INC.
PHARMACY CORPORATION OF AMERICA
PHARMACY CORPORATION OF AMERICA-MASSACHUSETTS, INC.
PHARMACY HEALTHCARE SOLUTIONS, LTD.
PHARMERICA DRUG SYSTEMS, INC.
PHARMERICA, INC.
PMSI, INC.
REIMBURSEMENT EDUCATION NETWORK, LLC
RXFIRST, INC.
SPECIALTY PHARMACY, INC.
SPECIALTY PHARMACY OF CALIFORNIA, INC.
TELEPHARMACY SOLUTIONS, INC.
THE LASH GROUP, INC.
TMESYS(TM), INC.
US BIOSERVICES CORPORATION
VALUE APOTHECARIES, INC.

By:
Name:
Title:

AMERISOURCE HERITAGE CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO PURCHASE AGREEMENT

AMERISOURCE SALES CORPORATION
CAPSTONE MED, INC.
DUNNINGTON RX SERVICES OF MASSACHUSETTS, INC.
PREMIER PHARMACY, INC.
ROMBRO’S DRUG CENTER, INC.
SOLANA BEACH, INC.
SOUTHWEST PHARMACIES, INC.
TAYLOR & MANNO ASSET RECOVERY, INC.

By:
Name:
Title:

PHARMACY HEALTHCARE SOLUTIONS, LTD.

By:	VALUE APOTHECARIES, INC., AS GENERAL PARTNER

By:
Name:
Title:

REIMBURSEMENT EDUCATION NETWORK, LLC

By:	THE LASH GROUP, INC., ITS SOLE MEMBER

By:
Name:
Title:

SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted:

LEHMAN BROTHERS INC.

By:
Name:
Title:

For itself and as representative

of the several Initial Purchasers named

in Schedule 1 hereto

SIGNATURE PAGE TO PURCHASE AGREEMENT

SCHEDULE 1

Initial Purchasers	Principal Amount of 2012 Notes to be Purchased	Principal Amount of 2015 Notes to be Purchased
Lehman Brothers Inc.	$160,001,000	$200,002,000
Banc of America Securities LLC	100,000,000	125,000,000
J.P. Morgan Securities Inc.	100,000,000	125,000,000
Scotia Capital (USA) Inc.	13,333,000	16,666,000
Wachovia Securities, Inc.	13,333,000	16,666,000
Wells Fargo Securities, LLC	13,333,000	16,666,000
Total	$400,000,000	$500,000,000

SCHEDULE 2

Ambulatory Pharmaceutical Services, Inc.

AmerisourceBergen Drug Corporation

AmerisourceBergen Holding Corporation

AmerisourceBergen Services Corporation

AmeriSource Health Services Corporation

AmeriSource Heritage Corporation

AmeriSource Sales Corporation

Anderson Packaging, Inc.

APS Enterprises Holding Company

ASD Specialty Healthcare, Inc.

AutoMed Technologies, Inc.

Brownstone Pharmacy, Inc.

Capstone Med, Inc.

Capstone Pharmacy of Delaware, Inc.

CliniCare Concepts, Inc.

Compuscript, Inc.

Computran Systems, Inc.

Dunnington Rx Services of Massachusetts, Inc.

Dunnington Rx Services of Rhode Island, Inc.

Express Pharmacy Services, Inc.

Family Center Pharmacy, Inc.

Goot Nursing Home Pharmacy, Inc.

Health Services Capital Corporation

IHS Acquisition XXX, Inc.

Imedex, Inc.

Insta-Care Pharmacy Services Corporation

Integrated Commercialization Solutions, Inc.

International Physician Networks, L.L.C.

Medical Initiatives, Inc.

Pharm Plus Acquisition, Inc.

Pharmacy Corporation of America

Pharmacy Corporation of America-Massachusetts, Inc.

Pharmacy Healthcare Solutions, Ltd.

PharMerica Drug Systems, Inc.

PharMerica, Inc.

PMSI, Inc.

Premier Pharmacy, Inc.

Reimbursement Education Network, LLC

Rombro’s Drug Center, Inc.

RxFirst, Inc.

Solana Beach, Inc.

Southwest Pharmacies, Inc.

Specialty Pharmacy, Inc.

Specialty Pharmacy of California, Inc.

Taylor & Manno Asset Recovery, Inc.

Telepharmacy Solutions, Inc.

The Lash Group, Inc.

Tmesys(TM), Inc.

US Bioservices Corporation

Value Apothecaries, Inc.

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B-1

(to come)

EXHIBIT B-2

(to come)

EXHIBIT C

AMERISOURCEBERGEN LETTERHEAD

September 14, 2005

Lehman Brothers Inc.

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Scotia Capital (USA) Inc.

Wachovia Securities, Inc.

Wells Fargo Securities, LLC

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

I am Vice President, Deputy General Counsel and Secretary of AmerisourceBergen Corporation, a Delaware corporation (the “Company”). This opinion is delivered to you pursuant to Section 7(e) of the Purchase Agreement, dated as of September 8, 2005 (the “Purchase Agreement”), by and among the Company, by and among the Company, Lehman Brothers, Inc. (“Lehman”), Banc of America Securities LLC (“BAS”), J.P. Morgan Securities Inc. (“JPMorgan”), Scotia Capital (USA) Inc. (“Scotia”), Wachovia Securities, Inc. (“Wachovia”) and Wells Fargo Securities, LLC (“WFS” and, together with Lehman, BAS, JPMorgan, Scotia, Wachovia and WFS, the “Initial Purchasers”) relating in connection with the issuance and sale to you of $400,000,000 principal amount of its 5 5/8% Senior Notes due 2012 (the “2012 Notes”) and $500,000,000 principal amount of its 5 7/8% Senior Notes due 2015 (the “2015 Notes” and, together with the 2012 Notes, the “Notes”), and the guarantees of the Notes on a senior, unsecured basis by the Company’s subsidiaries named in Schedule A hereto (collectively, the “Guarantors”). The Notes are to be issued pursuant to the terms of an indenture, to be dated as of the date hereof, between the Company, the Guarantors and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings specified in the Purchase Agreement.

I have examined originals or copies of corporate documents and records of the Company and it subsidiaries, other certificates of public officials and of officers of the Company and its subsidiaries and such other agreements, instruments and documents, and have conducted such discussions with the Company’s outside counsel, as I have deemed necessary for the opinions and statements hereinafter set forth.

Based upon the foregoing and subject to the assumptions and qualifications set forth above and hereinafter, I am of the opinion that:

To my knowledge, except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened in writing to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect.

To my knowledge, there are no legal or governmental proceedings involving or affecting the Company or its subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Offering Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Offering Memorandum.

The opinions expressed herein are limited to matters governed by the federal law of the United States of America and the law of the Commonwealth of Pennsylvania.

With respect to the opinions or statements set forth above which are qualified to my “knowledge”, such phrase means that in the course of my representation of the Company and its subsidiaries no information has come to my attention that any such opinion or statement is not accurate. Except to the extent expressly set forth in this letter, I have not undertaken any independent investigation to determine the existence or absence of those facts, and no inference as to the knowledge of the existence or absence of those facts should be drawn from my representation of the Company or its subsidiaries.

This opinion speaks only as of the date hereof. I assume no obligation to advise the addressees (or any third party) of any changes in the law, documentation or facts that may occur after the date of this opinion.

The opinions expressed herein are solely for the benefit of the Initial Purchasers and, without my express written consent, neither our opinion nor this opinion letter may be assigned or provided to or relied upon by any other person other than being furnished in connection with defending litigation relating to the transactions contemplated by the Purchase Agreement; provided, that the Trustee is entitled to rely on this letter as if this letter were addressed directly to it.

Very truly yours,

John G. Chou, Esq.
Vice President, Deputy General Counsel and Secretary

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